Exhibit 99.1

News Release
DYNAMICS RESEARCH CORPORATION

TWO TECH DRIVE, ANDOVER, MASSACHUSETTS 01810-2434                                                                      TEL. 978/289-1500                                           www.drc.com

DRC REPORTS
FOURTH QUARTER AND YEAR-END 2010 RESULTS

-- Fourth Quarter Earnings from Continuing Operations Up 21 Percent  –

--  Federal Business Revenue Grew 11 Percent  --

Andover, Mass. - February 16, 2011 - Dynamics Research Corporation (Nasdaq: DRCO), a leading provider of innovative management consulting, engineering and information technology services and solutions to federal and state governments, today announced operating results for the fourth quarter and year ended December 31, 2010.

Financial Results

The Company reported net income from continuing operations for the fourth quarter of 2010 of $4.0 million, up 21 percent from $3.3 million for the same period in 2009.  Earnings from continuing operations per diluted share for the fourth quarter of 2010 were $0.39, up 18 percent from $0.33 for the same period in 2009.

For the full year 2010 net income from continuing operations was $12.3 million, up 19 percent from $10.3 million for 2009.  Earnings from continuing operations per diluted share were $1.22, up 15 percent from $1.06 for 2009.  Net Income for 2010, including discontinued operations, was $12.7 million, or $1.26 per diluted share.

For the fourth quarter of 2010 revenue was $69.8 million, up 6 percent from $65.8 million in the fourth quarter of 2009.  Federal revenue was $66.4 million for the fourth quarter of 2010, up 11 percent from $60 million for the same period a year ago.

For the year 2010 revenue was $272.1 million, as compared with $268.7 million for 2009.  Federal revenue for 2010 of $254.1 million was up 4 percent over 2009 revenue of $244.3 million.

Business Highlights

“We’re very pleased with our performance in the quarter, ending the year with strong momentum heading into 2011,” said Jim Regan, DRC’s chairman and chief executive officer.  “We saw double-digit growth in federal sector revenue during the period and continued to bid on a significant number of new business opportunities.  Our raw pipeline of $1.7 billion has risen 30% in the past 12 months, and we currently have $373 million in bids submitted and awaiting award.  In addition, we ended the year with $30 million in cash, driven by federal DSO’s of 55 days, and generated cash flow from operating activities of over $40 million.  We look forward to another year of improved performance in 2011.”

Company Guidance

The Company reaffirms guidance issued on February 8, 2011.

Earnings for the full year 2011 are estimated to be in the range of $1.25 to $1.32 per diluted share, reflecting an increase of 5 to 10 percent over 2010 excluding a one-time tax benefit of 3 cents received in the first quarter of 2010.  Earnings per diluted share are forecast to be between $0.25 and $0.27 for the first quarter of 2011, up 4 to 13 percent over the first quarter of 2010 excluding the one-time tax benefit received in the prior-year period.  The Company’s estimate of revenue for 2011 is in the range of $281 to $289 million, reflecting anticipated top-line growth for DRC’s federal business of 5 to 8 percent.  For the first quarter of 2011, revenue is projected at $68 to $70 million, reflecting growth in the Company’s federal business of 3 to 6 percent.  These projections exclude the effects of future acquisitions and assume a tax rate of approximately 40 percent.

Conference Call

The Company will conduct its fourth quarter and year-end 2010 conference call on Thursday, February 17, 2011 at 10:00 a.m. ET.  The call will be available by telephone at 877-303-4382, and accessible by webcast at http://www.drc.com. Recorded replays of the conference call will be available on Dynamics Research Corporation's investor relations home page at http://www.drc.com and by telephone at 800-642-1687, replay passcode #41431225, beginning at 1:00 p.m. ET on February 17, 2011.

About Dynamics Research Corporation

Dynamics Research Corporation (DRC) is a leading provider of mission-critical technology management services and solutions for government programs.  DRC offers the capabilities of a large company and the responsiveness of a small company, backed by a history of excellence and customer satisfaction.  Founded in 1955, DRC is a publicly held corporation (Nasdaq: DRCO) and maintains more than 25 offices nationwide with major offices in Andover, Massachusetts and the Washington, D.C. area.  For more information please visit our website at www.drc.com.

Safe Harbor

Safe harbor statements under the Private Securities Litigation Reform Act of 1995: Some statements contained or implied in this news release, may be considered forward-looking statements, which by their nature are uncertain. Consequently, actual results could materially differ. For more detailed information concerning how risks and uncertainties could affect the Company's financial results, please refer to DRC's most recent filings with the SEC. The Company assumes no obligation to update any forward-looking information.

ATTACHMENT I

DYNAMICS RESEARCH CORPORATION
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (unaudited)
(in thousands, except share and per share data)

	Three Months Ended
	December 31,
	2010	2009
Revenue	$69,753	$65,826
Cost of revenue	57,607	53,854
Gross profit	12,146	11,972

Selling, general and administrative expenses	5,301	5,477
Amortization of intangible assets	385	551
Operating income	6,460	5,944
Interest expense, net	(2)	(494)
Other income, net	219	106
Income from continuing operations before provision for income taxes	6,677	5,556
Provision for income taxes	2,686	2,270
Income from continuing operations	3,991	3,286
Effect of discontinued operations, net of tax	-	110
Net income	$3,991	$3,396

Earnings per share
Basic
Income from continuing operations	$0.40	$0.34
Effect of discontinued operations, net of tax	-	0.01
Net income	$0.40	$0.35
Diluted
Income from continuing operations	$0.39	$0.33
Effect of discontinued operations, net of tax	-	0.01
Net income	$0.39	$0.34

Weighted average shares outstanding
Basic	9,975,884	9,753,555
Diluted	10,137,032	9,981,292

ATTACHMENT II

DYNAMICS RESEARCH CORPORATION
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (unaudited)
(in thousands, except share and per share data)

	Twelve Months Ended
	December 31,
	2010	2009
Revenue	$272,065	$268,661
Cost of revenue	228,175	223,694
Gross profit	43,890	44,967

Selling, general and administrative expenses	21,534	23,754
Amortization of intangible assets	1,541	3,305
Operating income	20,815	17,908
Interest expense, net	(1,084)	(2,024)
Other income, net	453	691
Income from continuing operations before provision for income taxes	20,184	16,575
Provision for income taxes	7,871	6,262
Income from continuing operations	12,313	10,313
Effect of discontinued operations, net of tax	392	(141)
Net income	$12,705	$10,172

Earnings per share (1)
Basic
Income from continuing operations	$1.24	$1.08
Effect of discontinued operations, net of tax	0.04	(0.01)
Net income	$1.28	$1.06
Diluted
Income from continuing operations	$1.22	$1.06
Effect of discontinued operations, net of tax	0.04	(0.01)
Net income	$1.26	$1.04

Weighted average shares outstanding
Basic	9,893,322	9,551,614
Diluted	10,078,937	9,772,722

(1) Amounts may not add due to rounding.

ATTACHMENT III

DYNAMICS RESEARCH CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
(in thousands)

	December 31,	December 31,
	2010	2009
Assets
Current assets
Cash and cash equivalents	$30,163	$55
Contract receivables, net	48,394	72,569
Prepaid expenses and other current assets	2,924	5,702
Discontinued operations	-	2,058
Total current assets	81,481	80,384
Noncurrent assets
Property and equipment, net	12,219	13,915
Goodwill	97,641	97,641
Intangible assets, net	2,533	4,074
Deferred tax asset	585	4,252
Other noncurrent assets	3,757	3,335
Total noncurrent assets	116,735	123,217
Total assets	$198,216	$203,601

Liabilities and stockholders' equity
Current liabilities
Current portion of long-term debt	$8,000	$8,000
Accounts payable	16,883	18,299
Accrued compensation and employee benefits	18,046	16,357
Deferred taxes	2,418	7,046
Other accrued expenses	4,617	3,708
Discontinued operations	-	186
Total current liabilities	49,964	53,596
Long-term liabilities
Long-term debt	14,000	23,973
Other long-term liabilities	27,067	31,936
Total stockholders' equity	107,185	94,096
Total liabilities and stockholders' equity	$198,216	$203,601

ATTACHMENT IV

DYNAMICS RESEARCH CORPORATION
SUPPLEMENTAL INFORMATION (unaudited)
(dollars in thousands)

Contract revenues were earned from the following sectors:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2010	2009	2010	2009
National defense and intelligence agencies	$49,344	$40,402	$179,704	$163,244
Homeland security	10,762	13,124	50,468	54,627
Federal civilian agencies	6,337	6,446	23,901	26,475
Total revenue from federal agencies	66,443	59,972	254,073	244,346
State and local government agencies	3,257	5,744	17,915	23,990
Other	53	110	77	325
Total revenue	$69,753	$65,826	$272,065	$268,661

Revenues by contract type as a percentage of contract revenue were as follows:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2010	2009	2010	2009
Fixed price, including service-type contracts	50%	45%	47%	40%
Time and materials	29	36	32	42
Cost reimbursable	21	19	21	18
	100%	100%	100%	100%

Prime contract	74%	71%	73%	71%
Sub-contract	26	29	27	29
	100%	100%	100%	100%

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2010	2009	2010	2009
Net cash provided by operating activities - continuing operations	$9,860	$7,614	$41,331	$8,208
Capital expenditures	$183	$2,989	$4,449	$5,185
Depreciation	$904	$807	$3,564	$2,987
Bookings	$46,555	$73,736	$272,143	$282,311

	December 31,	December 31,
	2010	2009
Total backlog	$400,881	$434,475
Funded backlog	$133,516	$158,518
Employees	1,298	1,469

CONTACT:	Darrow Associates, Inc.
Investors:
Chris Witty
646.438.9385
cwitty@darrowir.com

Sage Communications
Media:
Matt Warnock
703.207.0941
mattw@aboutsage.com